Allegheny Energy Solutions, Inc.

BALANCE SHEET

                                                          Nine months ended
                                                          September 30, 2000
(Thousands of Dollars)

ASSETS
  Property, Plant and Equipment, regulated operations        $     54
  Accumulated Depreciation                                         (2)
                                                                   52

  Investments in other assets:
    Nonutility Investments                                        674

  Current Assets:
    Cash                                                          460
    Accounts Receivable:
      Utility service                                             318
      Other                                                     2,094
      Allowance for uncollectible accounts                     (2,094)

    Materials and supplies -at average cost:
      Operating and construction                                   38
    Prepaids                                                      743
                                                                1,559

    Deferred charges                                               10

         Total Assets                                       $   2,295


CAPITALIZATION AND LIABILITIES
    Common stock                                            $       1
    Other paid-in capital                                       6,552
    Retained Earnings                                          (5,035)
                                                                1,518

Current Liabilities:
  Accounts Payable                                                 77
  Accounts Payable, to affiliates                                 266
  Other                                                            57
                                                                  400

Deferred Credits and Other Liabilities:
  Deferred Income Taxes                                           373
   Other                                                            4
                                                                  377

Total Capitalization and Liabilities                        $   2,295